                            SCHEDULE 14C INFORMATION

      Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[ ] Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
    ----------------

[X] Definitive Information Statement

                               PETREX CORPORATION
                  (Name of Registrant As Specified In Charter)
--------------------------------------------------------------------------------
Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
   Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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                              INFORMATION STATEMENT
                                       OF
                               PETREX CORPORATION

                          11781 South Lone Peak Parkway
                               Technology Center 2
                                    Suite 230
                                Draper, UT 84020
                                 (801) 619-3500

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                December 10, 2001
-----------------------------------------------------------------------
                               PETREX CORPORATION

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock

To Shareholders of Petrex Corporation:

         Petrex Corporation ("Petrex") hereby gives notice to its stockholders that the holders of a majority of the outstanding shares of common stock of Petrex have by written consent voted in favor of a twenty for one (20:1) reverse split of its common stock and to change the company's corporate name to Force 10 Trading, Inc. This action will not be effective until a date which is at least twenty (20) days after Petrex files the Definitive Information Statement.

         You have the right to receive this notice if you were a shareholder of record at the close of business on the date of this notice (the "Record Date").

                                                            /s/ Jon H. Marple
                                                            --------------------
                                                            Jon H. Marple
                                                            President
Draper, Utah
December 10, 2001

This information statement is being furnished to all holders of the common stock of Petrex in connection with the action by written consent to effectuate a name change and twenty for one reverse split of the company's common stock.

                                     Item 1
                              Information Statement

         This information statement is being furnished to all holders of the common stock of Petrex Corporation, a Nevada corporation, ("Petrex") in connection with resolutions of the Board of Directors and the written consent of the holders in excess of 50% of the common stock of Petrex providing for an amendment to Petrex's Articles of Incorporation effectuating a twenty for one (20:1) reverse split of the company's common stock and change of the company's name to Force 10 Trading, Inc.

         The Board of Directors and persons owning the majority of the outstanding voting securities of Petrex have adopted, ratified and approved resolutions to effect the reverse split and name change. No other votes are required or necessary. The Amendment will be filed and effective twenty (20) days after Petrex files the Definitive Information Statement.

Costs of Information Statement

         Petrex will pay the cost of preparing and sending out this information statement. It will be sent to shareholders via regular mail.

            COPIES OF THIS INFORMATION STATEMENT AND PETREX'S FORM 10-SB AND AMENDMENTS THERETO ARE AVAILABLE TO SHAREHOLDERS AT NO CHARGE UPON REQUEST DIRECTED TO:

                               PETREX CORPORATION
                          11781 SOUTH LONE PEAK PARKWAY
                               TECHNOLOGY CENTER 2
                                    SUITE 230
                                DRAPER, UT 84020

Dissenter's Rights of Appraisal
-------------------------------

            The Nevada Revised Statutes do not provide for dissenter's rights of appraisal in connection with the reverse split and name change.

Voting Securities and Principal Shareholders Thereof
----------------------------------------------------

            The Board of Directors has fixed the close of business on the date of this notice as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

            On September 25, 2001, the date of the written consent to action by the majority shareholders, there were 8,787,067 outstanding shares of common stock of Petrex. Each holder of common stock is entitled to one (1) vote per share. On September 25, 2001, two shareholders held a controlling interest of 4,614,210 (52.55%) shares of $.001 par value common stock of the company as of the record date, representing more than a majority of Petrex's outstanding common stock. The shareholders, Cecil Wall and G.W. McDonald consented to the action required to effect the reverse split and name change. This consent is sufficient, without any further action, to provide the necessary stockholder approval for the action.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

            The following table sets forth certain information regarding the beneficial ownership of Petrex's common stock by each person or group that is known by Petrex to be the beneficial owner of more than five percent of its outstanding common stock, each director and officer of the company, and all directors and executive officers of the company as of September 25, 2001. Unless otherwise indicated, Petrex believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the common stock beneficially owned by them, where applicable.

Title of        Name and Address of   Amount and Nature      Percent
Class           Beneficial Owner      of Beneficial Owner    of Class

Common          GW McDonald               2,407,930          27.42%
                1408 Roseland Blvd.
                Tyler, Texas 75701

Common          Patricia A. McDonald              0            0.0%
                1408 Roseland Blvd.
                Tyler, Texas 75701

Common          Cecil C. Wall             2,206,280          25.13%
                685 West Escalante Drive
                St. George, Utah 84790

All Directors and Officers
 as a Group
(3 Persons)                               4,614,210          52.55%

                           PROPOSAL ONE: REVERSE SPLIT

Summary of the Reverse Split

            On September 25, 2001, Petrex's Board of Directors and shareholders holding the majority of issued and outstanding common stock approved a 20:1 reverse stock split of its $.001 par value common stock. On September 25, 2001, the company had 75,000,000 shares of common stock authorized, with 8,787,067 shares issued and outstanding. Currently, the company has 15,187,067 shares of common stock issued and outstanding, with 6,400,000 shares currently being held in escrow pursuant to the terms of a merger agreement entered into with Force 10 Trading, Inc., a Nevada corporation ("Force 10"). The company has no other class of common stock outstanding. When the reverse split becomes effective, each holder of twenty shares of Petrex's $.001 par value common stock will own one share of $.001 par value common stock. Petrex will issue one whole share of common stock in lieu of fractional shares. With the exception of adjustments for those stockholders with fractional shares, the reverse stock split will not effect any stockholder's proportional equity interest in the company in relation to other stockholders or rights, preferences, privileges or priorities of any stockholder.

            All outstanding options, warrants, rights and convertible securities that include provisions for adjustments in the number of shares covered and the exercise or conversion price thereof, automatically will be adjusted for the reverse stock split on the effective date.

            The Board of Directors and majority stockholders adopted this 20:1 reverse stock split in preparation for a merger with Force 10 effective November 2, 2001. The Board of Directors believed that a reverse stock split would allow Petrex to enter into the merger with Force 10 at level of shareholder capitalization acceptable to Force 10. This merger was reported on a Form 8-K filed with the Securities and Exchange Commission on November 7, 2001. A copy of the amended Articles of Incorporation reflecting the 20:1 reverse stock split is attached hereto as Exhibit A.

Mechanics of the Reverse Split

            Twenty days after Petrex files its Definitive Information Statement, it will file the amendment to the Articles of Incorporation with the Nevada Secretary of State, and the reverse split will be effective. Immediately after Petrex files the amendment, each twenty shares of pre-reverse common stock will automatically, and without further action on behalf of the stockholders, be converted into one share of post-reverse common stock.

            As soon as practicable after the date the reverse stock split becomes effective, Petrex will notify all stockholders of record on the date of effectiveness where to surrender their stock certificates in exchange for certificates representing the post-reverse common stock. No certificates or scrip representing fractional share interests in the post-reverse common stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the company. In lieu of any such fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder.

Federal Income Tax Consequences of the Reverse Stock Split

         The following is a summary of the material federal income tax consequences of the reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the post-reverse common stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of pre-reverse common stock are advised to consult their own tax advisers regarding the federal income tax consequences of the reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

            1. The reverse split will qualify as a recapitalization described in
Section 368(a)(1)(E) of the Code.

            2. The company will not recognize a gain or loss in connection with the reverse stock split.

            3. A shareholder will not recognize a gain or loss when he or she exchanges all of his or her shares of pre-reverse common stock solely for shares of post-reverse common stock.

            4. The aggregate basis of the shares of post-reverse common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will be the same as the aggregate basis of the shares of pre-reverse common stock surrendered in exchange therefore.

            5. The holding period of the shares of post-reverse common stock to be received in the reverse stock split (including any whole shares received in lieu of fractional shares) will include the holding period of the shares of pre-reverse common stock surrendered in exchange therefor.

THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

               PROPOSAL TWO: NAME CHANGE TO FORCE 10 TRADING, INC.

            On September 25, 2001, Petrex's Board of Directors and shareholders holding the majority of issued and outstanding common stock approved a change to the company's corporate name to Force 10 Trading, Inc. This name change is pursuant to the merger between Petrex and Force 10 and reflects the company's current business as a electronic trading technology and brokerage group. The name change will become effective upon the filing of the amendment to Petrex's Articles of Incorporation, twenty days after Petrex delivers the Definitive Information Statement to its stockholders.

                         FINANCIAL AND OTHER INFORMATION

         Additional information concerning Petrex, including its Form 10-SB and quarterly reports on Form 10-QSB, which Petrex has filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov or by contacting the company at 11781 South Lone Peak Parkway, Technology Center 2, Suite 230, Draper, UT 84020, (801) 619-3500.


                                              By Order of the Board of Directors

                                              /s/ Jon H. Marple
                                              ---------------------------
                                              Jon H. Marple
                                              Director

December 10, 2001

                                    EXHIBIT A
                          Amendment to the Articles of
                       Incorporation of Petrex Corporation

         Petrex Corporation, a corporation organized under the laws of the State of Nevada, by its president and secretary, does hereby certify:

         1. That the board of directors of said corporation on September 25, 2001, unanimously passed a resolution declaring the following changes and amendments in the Articles of Incorporation is advisable.

         RESOLVED that Article One of said Articles of Incorporation be amended to read as follows:

         "That the name of said corporation shall be Force 10 Trading, Inc."

         RESOLVED that Article Four of said Articles of Incorporation be amended to read as follows:

         "That the total authorized capital stock of the corporation shall consist of Seventy-Five Million shares of common stock, with a par value of $0.00l all of which shall be non-assessable and, entitled to voting power, and, Fifty Million Shares of Preferred Stock, with no voting power.

         Upon amendment of this Article Four, every twenty (20) issued and outstanding shares of $.001 par value common stock ("pre-reverse common stock"), shall be automatically and without any action on the part of the stockholders be converted into and reconstituted as one (1) share of common stock, par value $0.001 per share ("post-reverse common stock"). In lieu of any fractional share interest, each holder of pre-reverse common stock who would otherwise be entitled to receive a fractional share of post-reverse common stock will in lieu thereof receive one full share upon surrender of certificates formerly representing pre-reverse common stock held by such holder. Each holder of a certificate or certificates who immediately prior to this amendment to the Articles of Incorporation, as amended, becoming effective pursuant to the Nevada Revised Statutes, whose certificates(s) represented outstanding shares of the pre-reverse common stock should be entitled to receive a certificate for the number of shares of post-reverse common stock they own by presenting their old certificates to the corporation for cancellation and exchange."

         2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,787,067; that said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon on September 25, 2001.

         IN WITNESS WHEREOF, Petrex Corporation has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this 10th day of December, 2001.


                                                Petrex Corporation



                                                By: /s/ Jon H. Marple
                                                    -----------------
                                                    Jon H. Marple, President


                                                By: /s/ Mary E. Blake
                                                   ------------------
                                                   Mary E. Blake, Secretary